                                                                 Exhibit 99.1

                            EXPLANATION OF RESPONSES
                            ------------------------

(1) This Form 3 is also being filed by PCG NYS Investments LLC, the General
Partner of New York State Retirement Co-Investment Fund, L.P., and Pacific
Corporate Group Holdings, LLC, the Managing Member of PCG NYS Investments
LLC. By virtue of their relationship with New York State Retirement
Co-Investment Fund, L.P., PCG NYS Investments LLC and Pacific Corporate
Group Holdings, LLC may each be deemed to beneficially own the 1,245,000 shares of Common Stock of Refco Inc. held by New York State Retirement
Co-Investment Fund, L.P. PCG NYS Investments LLC and Pacific Corporate
Group Holdings, LLC each disclaim such beneficial ownership. The address of each of PCG NYS Investments LLC and Pacific Corporate Group Holdings,
LLC is 1200 Prospect Street, Suite 200, La Jolla, California, 92037.

SIGNED BY:
----------

NEW YORK STATE RETIREMENT CO-INVESTMENT FUND, L.P.
     By: PCG NYS Investments LLC, its General Partner
         By: Pacific Corporate Group Holdings, LLC, its Managing Member
             By: Philip Posner, Chief Financial Officer and Managing Director

PCG NYS INVESTMENTS LLC
    By: Pacific Corporate Group Holdings, LLC, its Managing Member
        By: Philip Posner, Chief Financial Officer and Managing Director

PACIFIC CORPORATE GROUP HOLDINGS, LLC
    By: Philip Posner, Chief Financial
    Officer and Managing Director

/s/ Philip Posner                             August 15, 2005
---------------------------------------       ---------------
    Signature of Reporting Person                   Date